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SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
LANDEC CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transactions applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement no.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 16, 2003

TO THE SHAREHOLDERS OF LANDEC CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Landec Corporation (the "Company") will be held on Thursday, October 16, 2003, at 4:00 p.m., local time, at the Seaport Conference Center, 451 Seaport Blvd., Redwood City, CA 94063 for the following purposes:

  1.
  To amend the Bylaws of the Company to change the number of directors of the Company to not less than five (5) nor more than nine (9), and to fix the exact number of directors at eight (8);

  2.
  To elect four directors to serve for a term expiring at the Annual Meeting of Shareholders held in the second year following the year of their election and until their successors are duly elected and qualified;

  3.
  To approve the amendment of the Company's 1995 Directors' Stock Option Plan to (a) extend the term of the Plan for an additional five years and (b) increase the number of shares authorized for issuance thereunder by 400,000 shares from 400,000 to 800,000;

  4.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending May 30, 2004; and

  5.
  To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on August 19, 2003, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ GEOFFREY P. LEONARD
GEOFFREY P. LEONARD Secretary

Menlo Park, California
September 22, 2003

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 16, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Landec Corporation ("Landec" or the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, October 16, 2003, at 4:00 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Seaport Conference Center, 451 Seaport Blvd., Redwood City, CA 94063. The telephone number at that location is (650) 482-3500.

        The Company's principal executive offices are located at 3603 Haven Avenue, Menlo Park, California 94025. The Company's telephone number at that location is (650) 306-1650.

Solicitation

        These proxy solicitation materials were mailed on or about September 22, 2003, to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

        The Company will provide a copy of the Company's Annual Report on Form 10-K for the seven month period ended May 25, 2003, including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request to Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025 (telephone number: (650) 306-1650). Exhibits to the Annual Report may be obtained upon written request to Mr. Skinner and payment of the Company's reasonable expenses in furnishing such exhibits.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Gregory S. Skinner, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of shareholders and voting in person.

Voting

        Holders of Common Stock are entitled to one vote per share and holders of Series B Preferred Stock, each share of which is convertible into ten (10) shares of Common Stock, are entitled to one vote for each share of Common Stock into which such Preferred Stock could be converted.

        Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. A majority of the shares entitled to vote, represented either in person or by proxy, will constitute a quorum for transaction of business. Except with respect to the election of directors and approval of the amendment of the Bylaws, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required for approval of proposals presented to shareholders. In addition, the shares voting affirmatively must also constitute at least a majority of the required quorum. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote is required for approval of the amendment to the Bylaws. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining the approval of any matter submitted to shareholders for a vote. Accordingly, abstentions will have the same effect as a vote against a proposal. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted (1) FOR the amendment of the Bylaws of the Company to change the number of directors of the Company to not less than five (5) nor more than nine (9) and to fix the exact number of directors at eight (8), (2) FOR the election of four (4) directors of the Company for the ensuing year, (3) FOR the approval of the amendment of the Company's 1995 Directors' Stock Option Plan to (a) extend the term of the Plan for an additional five years and (b) increase the number of shares authorized for issuance thereunder by 400,000 shares from 400,000 to 800,000, and (4) FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending May 30, 2004, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

Record Date and Share Ownership

        Only shareholders of record at the close of business on August 19, 2003, are entitled to notice of and to vote at the meeting. As of the record date, 21,205,015 shares of the Company's Common Stock, par value $0.001 per share, were issued and outstanding and 164,099 shares of the Company's Series B Preferred Stock, par value $0.001 per share, each share of which is convertible into ten (10) shares of Common Stock, were issued and outstanding.

Deadline for Receipt of Shareholder Proposals for the Company's Annual Meeting of Shareholders in 2004

        Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2004 Annual Meeting of Shareholders must be received by the Chief Financial Officer of the Company no later than May 25, 2004 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

        Also, if a shareholder does not notify the Company on or before August 8, 2004, of a proposal for the 2004 Annual Meeting of Shareholders, management intends to use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2004 Annual Meeting of Shareholders.

PROPOSAL NO. 1

TO APPROVE AN AMENDMENT TO THE BYLAWS OF THE COMPANY

        Section 3.2 of the Bylaws of the Company currently provides that the number of directors of the Company shall be not less than four (4) nor more than seven (7). The Board of Directors and the shareholders are authorized to fix the exact number within this range, and the number is currently fixed at seven (7). On July 25, 2003, the Board of Directors authorized an amendment to the Bylaws to expand the permitted range to not less than five (5) and not more than nine (9), while fixing the exact number of directors at eight (8). Within the proposed new range, the Board of Directors or the shareholders would continue to have the authority to increase or decrease the number of directors.

        Under the proposed amendment, the first two sentences of Section 3.2 of the Bylaws would be amended to read as follows:

          "The number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be eight (8) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the shareholders."

        The Board believes the proposed increase is advisable in order to enable the shareholders to elect the proposed slate of four (4) directors, and to thereby increase the size of the Board to eight (8) directors. Upon approval of the amendment, the Board will be able, without additional shareholder approval, to increase the size of the Board of Directors to nine (9) directors, and to appoint one director to fill the new position created. The Board believes that this will allow for future additions to the Board which may be in the best interests of the Company.

        Conditioned upon approval of the Bylaw amendment, the Board of Directors has nominated Mr. Nicholas Tompkins to fill the vacancy created by the increase in the number of directors to eight (8). Mr. Tompkins would serve as a Class II director whose term as a Class II director would expire in 2005. Mr. Tompkins has served as the President and Chief Executive Officer of Apio, Inc., a subsidiary of the Company, from 1999 through the present.

Required Vote

        In order to amend the Bylaws to increase the number of directors to not less than five (5) and not more than nine (9) and to fix the exact number of directors at eight (8), an affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote must be obtained.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE BYLAWS.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Nominees

        The Company's Bylaws currently provide for not less than four (4) nor more than seven (7) directors, with the exact number fixed at seven (7), and the Company's Articles of Incorporation provide for the classification of the Board of Directors into two classes serving staggered terms. If the proposed amendment to the Bylaws described in Proposal No. 1 is approved, the Bylaws will provide that the number of directors shall be not less than five (5) nor more than nine (9), with the exact number fixed at eight (8). Conditioned upon the approval of the Bylaw amendment, the Board of Directors has nominated Mr. Nicholas Tompkins to fill the vacancy created by the increase in the number of directors. The Company's Board of Directors would then consist of eight persons, including four Class I directors and four Class II directors. Each Class I and Class II director is elected for a two year term, with Class II directors elected in odd numbered years (e.g., 2003) and the Class I directors elected in even numbered years (e.g., 2004). Accordingly, if Proposal No. 1 is approved at the Annual Meeting, then the Board's nominees for the four Class II directors will include Mr. Tompkins. If Proposal No. 1 is not approved, then the Board's nominees for the three Class II directors will not include Mr. Tompkins.

        The Board of Directors has nominated the persons named below to serve as Class II directors until the next odd numbered year Annual Meeting during which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company other than Mr. Tompkins. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected.

Nominees For Class II Directors

Class II Directors

Name of Nominee	Age	Principal Occupation	Director Since
Gary T. Steele	54	President, Chief Executive Officer and Chairman of the Board of Directors of the Company	1991
Kirby L. Cramer	67	Chairman Emeritus of Hazleton Laboratories Corporation	1994
Richard Dulude	70	Retired Vice Chairman, Corning, Inc.	1996
Nicholas Tompkins	48	President and Chief Executive Officer of Apio, Inc.

        Except as set forth below, each of the Class II directors has been engaged in the principal occupation set forth next to his name above during the past five years.

        Gary T. Steele has served as President, Chief Executive Officer and a director since September 1991 and as Chairman of the Board of Directors since January 1996. Mr. Steele has over 20 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company. Mr. Steele received a B.S. from Georgia Institute of Technology and an M.B.A. from Stanford University.

        Kirby L. Cramer has served as a director since December 1994. Since April 1987, Mr. Cramer has been Chairman Emeritus of Hazleton Laboratories Corporation. He also serves as a director of SonoSite, Inc., Corus Pharma, Array BioPharma, DJ Orthopedics and Harris Bank, N.A. Mr. Cramer received a B.A. from Northwestern University, M.B.A. from the University of Washington and completed the Advanced Management Program at Harvard Business School, and holds a C.F.A. designation.

        Richard Dulude has served as a director since May 1996. Mr. Dulude retired as Vice Chairman of Corning, Inc. in 1993 after a 36 year career in which he held various general management positions in Corning's telecommunications, materials, consumer and international businesses, including positions as Chairman and Chief Executive Officer of SIECOR Corporation and Chairman and Chief Executive Officer of Corning-Vitro Corporation. Mr. Dulude is currently a director of AMBAC, Inc. and several private companies. Mr. Dulude received a B.S. in Mechanical Engineering from Syracuse University.

        Nicholas Tompkins has been President and Chief Executive Officer of Apio, Inc., a subsidiary of Landec, since Landec acquired Apio in December 1999. Mr. Tompkins founded Apio in 1980 and has been its only President and Chief Executive Officer. Mr. Tompkins is a director of the United Fresh Fruit and Vegetable Association and is a member of the Ag Business Advisory Council for California Polytechnics State University. Mr. Tompkins received a B.S. in Agricultural Business from California State University at Fresno.

Class I Directors

        Directors continuing in office until the 2004 Annual Meeting of Shareholders:

Name	Age	Principal Occupation	Director Since
Frederick Frank	71	Vice Chairman and Director of Lehman Brothers	1999
Stephen E. Halprin	65	General Partner of OSCCO Ventures	1988
Richard S. Schneider, Ph.D.	62	Retired General Partner, Domain Partners II, L.P.	1991
Kenneth E. Jones	57	Chairman and Chief Executive Officer of Globe Wireless	2001

        Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

        Frederick Frank has served as a director since December 1999. Mr. Frank has been with Lehman Brothers for 33 years and was named to his current position of Vice Chairman in 1996. Before that, Mr. Frank was associated with Smith Barney where he was Vice President, Co-Director of Research, and a Director. During his 44 years on Wall Street, Mr. Frank has been involved in numerous financings and merger and acquisition transactions. He serves on the board of directors of several companies, including Pharmaceutical Product Development, Inc., Predix Pharmaceuticals, Diagnostic Products Corp., eSoft Inc. and Business Engine. He is a graduate of Yale University, received an M.B.A. from Stanford University and holds a C.F.A. designation.

        Stephen E. Halprin has served as a director since April 1988. Since 1971, Mr. Halprin has been a general partner of OSCCO Ventures. Mr. Halprin has been an active member of the venture community since 1968 and serves on the Board of Directors of a number of privately-held technology companies. Mr. Halprin received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

        Richard S. Schneider, Ph.D. has served as a director since September 1991. From October 1990 until his retirement in 1999, Dr. Schneider was a general partner of Domain Associates and Domain Partners II, L.P. Dr. Schneider has over 25 years of product development experience in the fields of medical devices and biotechnology. Prior to pursuing a career in venture capital, Dr. Schneider was Vice President of Product Development at Syva/Syntex Corporation and President of Biomedical Consulting Associates. He is a member of the Board of Directors of SonoSite, Inc. and a number of privately-held life science companies. Dr. Schneider received a Ph.D. in chemistry from the University of Wisconsin, Madison.

        Kenneth E. Jones has served as a director since May 2001. Mr. Jones has been with Globe Wireless since 1994 and was named to his current position, Chairman and Chief Executive Officer, in 1997. Globe Wireless is a leading provider of marine communications services world-wide with operations in 23 countries. Prior to Globe Wireless, Mr. Jones was Chief Executive Officer and Founder of Ditech Communications, a publicly traded telecommunications technology company. Mr. Jones' prior experience includes serving as President and Chief Executive Officer of a private label food business and Vice President and Chief Financial Officer of Hills Bros. Coffee, Inc. of San Francisco, CA. He is a graduate of the University of Nebraska in Chemical Engineering and received an M.B.A. from Harvard University.

Board of Directors Meetings and Committees

        The Board of Directors held a total of seven meetings during the fiscal year ended October 27, 2002 and three meetings during the seven month period ended May 25, 2003. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee currently consists of Mr. Halprin, Mr. Dulude and Mr. Jones, each of whom meets the current independence requirements of the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers (the "NASD"). The Audit Committee assists the Board of Directors in its oversight of Company affairs relating to the quality and integrity of the Company's financial statements, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditors, and the Company's compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing the Company's independent auditors, and approving the services performed by the independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held four meetings during fiscal year 2002 and five meetings during the seven month period ended May 25, 2003. The Board of Directors has adopted a written charter for the Audit Committee.

        The Compensation Committee currently consists of Mr. Cramer, Mr. Dulude, and Dr. Schneider. The function of the Compensation Committee is to review and set the compensation of the Company's Chief Executive Officer and certain of its most highly compensated officers, including salary, bonuses and other incentive plans, stock options and other forms of compensation, to administer the Company's stock plans and approve stock option awards and to oversee the career development of senior management. The Compensation Committee held two meetings during fiscal year 2002 and three meetings during the seven month period ended May 25, 2003.

        The Nominating Committee currently consists of Mr. Cramer and Mr. Halprin. The function of the Nominating Committee is to recommend qualified candidates for election as officers and directors of the Company. Shareholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications. The Nominating Committee held no meetings in fiscal year 2002 and one meeting during the seven month period ended May 25, 2003.

        During the fiscal year ended October 27, 2002, Mr. Jones did not attend one meeting of the Audit Committee and two meetings of the Board of Directors. During the seventh month period ended May 25, 2003, Mr. Jones did not attend one meeting of the Audit Committee and two meetings of the Board of Directors. All other directors attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served during fiscal year 2002 and the seven month period ended May 25, 2003.

Compensation of Directors

        For the fiscal year ended October 27, 2002 and the seven month period ended May 25, 2003, each nonemployee director earned $5,000 per quarter and was reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Beginning in the fiscal quarter ended April 27, 2003, each member of the Audit Committee received an additional $2,500 per quarter.

        Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each nonemployee director who has not previously been granted an equivalent option under any stock option plan of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (the "First Option")

on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the shareholders, such nonemployee director (including directors who were not eligible for a First Option) will be granted an additional option to purchase 10,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months prior to the date of such annual meeting. The First Option and each Subsequent Option are fully vested and exercisable on the date of grant. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant with a term of ten years.

        Messrs. Frank, Halprin, Jones and Dr. Schneider and, subject to their election to the Board of Directors by the shareholders at the Annual Meeting, Messrs. Cramer and Dulude, will each be automatically granted an option to purchase 10,000 shares of Common Stock on the date of the Annual Meeting pursuant to the Directors' Plan. As of August 19, 2003, options to purchase 4,066,339 shares of the Company's Common Stock were outstanding. As of the same date, Messrs. Cramer, Dulude, Frank, Halprin, Jones, and Dr. Schneider, the nonemployee directors, had been granted options to purchase 106,520 shares, 89,000 shares, 60,000 shares, 70,000 shares, 40,000 shares and 60,000 shares, respectively, of the Company's Common Stock under the Directors' Plan.

Required Vote

        If the Bylaw amendment is approved, the four Class II director nominees receiving the highest number of affirmative votes of shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. If the Bylaw amendment is not approved, the three Class II director nominees (not including Mr. Tompkins) receiving the highest number of affirmative votes of shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS TO THE 1995 DIRECTORS' STOCK OPTION PLAN

        At the Annual Meeting, the Company's shareholders are being asked to approve amendments to the 1995 Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares to an aggregate total of 800,000 shares and to extend the term of the Directors' Plan from 2005 to 2010.

Background and Vote

        The Directors' Plan was adopted by the Board of Directors in December 1995 and approved by the shareholders in January 1996. The Board initially reserved a total of 200,000 shares of Common Stock for issuance thereunder. In April 1998, the shareholders approved an increase in the reserve to 400,000 shares. The share reserve is subject to adjustment to account for stock splits, stock dividends and similar events.

        The Directors' Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The Directors' Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

        As of August 19, 2003, options to purchase 395,000 shares had been granted under the Directors' Plan and 5,000 shares remained available for grant. As of August 19, 2003, the fair market value of shares of Common Stock was $3.55.

        The purpose of the Directors' Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors. The following is a summary of the material terms of the Directors' Plan. This summary is qualified in its entirety by reference to the text of the Directors' Plan itself.

Grant and Exercise of Options

        The Directors' Plan provides that each person who becomes a nonemployee director shall be automatically granted a "First Option" to purchase 20,000 shares of Common Stock on the date on which such person first becomes a nonemployee director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, unless such person has previously been granted an equivalent option by the Company to purchase shares under any stock option plan of the Company. A "Subsequent Option" to purchase 10,000 shares is automatically granted to each continuing nonemployee director on the date of each annual meeting of the shareholders, provided that on that date the nonemployee director has served on the Board of Directors for at least six (6) months. These options are fully vested and exercisable on the date of grant.

        No option granted under the Directors' Plan is transferable by the optionee other than by will or the laws of descent or distribution or pursuant to the terms of a qualified domestic relations order (as defined by the Internal Revenue Code of 1986 (the "Code")), and each option is exercisable, during the lifetime of the optionee, only by such optionee.

Material Amendments

        The Board of Directors believes that in order to attract and retain qualified outside directors and to provide such outside directors with adequate incentive through their proprietary interest in the Company, it is necessary to amend the Directors' Plan to increase the number of shares of Common

Stock reserved for issuance thereunder by 400,000 shares to an aggregate total of 800,000 shares and to extend its term to 2010. At the Annual Meeting, the shareholders are being asked to approve the above amendments to the Directors' Plan.

Exercise Price and Term of Options

        The exercise price of all stock options granted under the Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option, which is defined to be the closing sale price of the Company's Common Stock on an exchange or the NASDAQ National Market System on the date of grant. Options granted under the Directors' Plan have a term of ten years unless terminated sooner.

Corporate Transactions

        In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, a merger of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each nonemployee director will have either (i) a reasonable time within which to exercise their options, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the options will terminate, or (ii) the right to exercise the options, including any part of the options that would not otherwise be exercisable, or receive substitute options with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger or reorganization.

Plan Benefits

        The benefits to be received by the Company's nonemployee directors under the Directors' Plan are not determinable because the number of options granted depends on the number of individuals who join and remain on the Board of Directors from year to year.

Amendment and Termination

        The Board of Directors may at any time amend or terminate the Directors' Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected. Notwithstanding the foregoing, the provisions regarding the grant of options under the Directors' Plan may be amended only once in any six-month period, other than to comply with the changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

        If not terminated earlier, the Directors' Plan will expire in 2010.

Federal Income Tax Aspects of the Directors' Plan

        The following is a brief summary of the federal income tax consequences of transactions under the Directors' Plan based on federal income tax laws in effect on the record date. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors' Plan.

        Options granted under the Directors' Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares on the date of exercise over the option exercise price. Upon disposition of such shares by the optionee, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum is required to approve adoption of the amendments to the Directors' Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENTS TO THE 1995 DIRECTORS' STOCK OPTION PLAN TO EXTEND THE TERM OF THE PLAN FROM 2005 TO 2010 AND TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 400,000 SHARES.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending May 30, 2004, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Audit Committee will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements for the fiscal years ending October 31, 1994 through October 27, 2002 and for the seven month period ended May 25, 2003. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal years 2001 and 2002 and for the seven month period ended May 25, 2003, the reviews of the financial statements included in the Company's Forms 10-Q for fiscal years 2001 and 2002 and for the seven month period ended May 25, 2003, and assistance with and review of documents filed with the Commission during fiscal years 2001 and 2002 and for the seven month period ended May 25, 2003 were $370,378, $510,438, and $411,263, respectively.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young LLP for professional services relating to employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards, taken as a whole for fiscal years 2001 and 2002 and for the seven month period ended May 25, 2003 were $0, $0, and $13,701, respectively.

Tax Fees

        The aggregate fees billed by Ernst & Young LLP for professional services relating to tax compliance, tax planning and tax advice taken as a whole for fiscal years 2001 and 2002 and for the seven month period ended May 25, 2003 were $79,895, $107,533, and $94,261, respectively.

All Other Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered other than as stated under the captions "Audit Fees", "Audit-Related Fees" and "Tax Fees" above for fiscal years 2001 and 2002 and for the seven month period ended May 25, 2003 were $0. The Audit Committee considers the provisions of these services to be compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval Policies

        The Audit Committee has adopted pre-approval policies and procedures pursuant to which audit services provided by the Company's independent auditors are pre-approved by the Audit Committee on an annual basis. All permissible non-audit services provided by the Company's independent auditors are pre-approved by category of service, subject to pre-approval of each non-audit services engagement by the Audit Committee or its designee, currently the Chairman of the Audit Committee. In addition, certain de minimis non-audit services may instead be approved in accordance with applicable SEC rules. Since the Audit Committee adopted this pre-approval policy on October 30, 2002, all services (audit and non-audit) provided to the Company by the independent auditors have been pre-approved.

Required Vote

        The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 30, 2004.

EXECUTIVE OFFICERS OF THE COMPANY

        The following sets forth certain information with regard to executive officers of the Company. Ages are as of August 4, 2003.

        Gary T. Steele (age 54) has been President and Chief Executive Officer of the Company since 1991 and Chairman of the Board of Directors since January 1996. Mr. Steele has over 20 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company.

        David D. Taft, Ph.D. (age 65) has been Chief Operating Officer of the Company since 1993 and is also Chief Operating Officer of Apio, Inc., effective October 2002. Dr. Taft also served as a director of the Company from June 1990 through December 1995. From February 1986 to April 1993, Dr. Taft was Vice President and Group Manager of the Manufacturing Group at Raychem Corporation. From July 1983 to January 1986, Dr. Taft was Group Manager of the Telecom Group at Raychem Corporation and was appointed to the position of Vice President in October 1984. Dr. Taft has over 25 years of experience in the specialty chemical industry in research and development, sales and marketing, manufacturing and general management. Prior to joining Raychem Corporation, Dr. Taft was Executive Vice President of the Chemical Products Division and a Director of Henkel Corporation, a chemical manufacturing company. Dr. Taft was also an executive with General Mills Chemicals.

        Thomas F. Crowley (age 59) has been President and Chief Executive Officer of Landec Ag, Inc., a subsidiary of the Company, since November 1996. From 1991 to 1995, Mr. Crowley was President and Chief Executive Officer of Broadcast Partners, a satellite communications firm serving farmers throughout North America with its FarmDayta information service. Broadcast Partners was a joint venture of Pioneer Hybrid, Farmland Industries and Illinois Farm Bureau and was sold to Data Transmission Network, Inc. in May 1996.

        Nicholas Tompkins (age 48) has been President and Chief Executive Officer of Apio, Inc., a subsidiary of the Company, since the Company acquired Apio in December 1999. Mr. Tompkins founded Apio in 1980 and has been its only President and Chief Executive Officer. Mr. Tompkins is a director of the United Fresh Fruit and Vegetable Association and is a member of the Ag Business Advisory Council for California Polytechnics State University.

        Larry Greene (age 49) has been a Vice President of the Company since 1993. From 1995 to 1996, Mr. Greene served as General Manager of the Company's QuickCast business line. From 1993 to 1995, Mr. Greene served as Vice President of Product Development for the Company, and from 1987 to 1993 he held a variety of product development and commercial development positions for the Company. Prior to joining the Company, Mr. Greene was Manager of the Asia Pacific Region for Zoecon Corporation, a manufacturer of consumer and animal healthcare products, where he was responsible for product development, marketing and technology licensing in Japan, Taiwan, Korea and China.

        Gregory S. Skinner (age 42) has been Chief Financial Officer and Vice President of Finance of the Company since November 1999 and Vice President of Administration since November 2000. From May 1996 to October 1999, Mr. Skinner served as Controller of the Company. From 1994 to 1996, Mr. Skinner was Controller of DNA Plant Technology, and from 1988 to 1994 he was with Litton Electron Devices. Prior to joining Litton Electron Devices, Mr. Skinner was with Litton Industries, Inc. and Arthur Anderson & Company.

        Steven P. Bitler, Ph.D. (age 45) has been Vice President, Corporate Technology of the Company since March 2002. From 1988 until March 2002, Mr. Bitler held various positions with the Company related to the Company's polymer product development and thermal switch products. Prior to joining the Company he developed new high strength polymeric materials at SRI International.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of August 22, 2003 as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company's voting stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned(1)
5% Shareholders, Directors, Named Executive Officers, and Directors and Executive Officers as a Group	Number of Shares of Common Stock		Percent of Total(2)	Number of Shares of Preferred Stock(3)		Percent of Total	Common Stock and Preferred Stock Voting Power Percentage
Benson Associates, LLC. 111 Southwest Fifth Avenue, Suite 2130 Portland, OR 97204-3624	2,185,125	(4)	10.30%	0		*	9.56%
Conus Partners, Inc. One Rockefeller Plaza, 19th Floor New York, NY 10020	2,000,868	(5)	9.44%	0		*	8.76%
Gary T. Steele Chairman of the Board of Directors, Chief Executive Officer and President	678,426	(6)	3.14%	0		*	2.92%
David D. Taft, Ph.D. Chief Operating Officer	409,067	(7)	1.91%	0		*	1.77%
Thomas Crowley President and Chief Executive Officer of Landec Ag, Inc.	80,409	(8)	*	0		*	*
Mr. Nicholas Tompkins Chief Executive Officer of Apio, Inc. and Senior Vice President	1,958,433	(9)	8.77%	0		*	8.17%
Gregory S. Skinner Chief Financial Officer and Vice President of Finance & Administration	243,811	(10)	1.14%	0		*	1.06%
Kirby L. Cramer, Director	150,000	(11)	*	0		*	*
Richard Dulude, Director	101,903	(12)	*	0		*	*
Frederick Frank, Director	1,726,670	(13)	8.12%	0		*	7.54%
Stephen E. Halprin, Director	142,004	(14)	*	0		*	*
Kenneth E. Jones, Director	772,492	(15)	3.64%	1,640,990	(16)	100%	10.55%
Richard S. Schneider, Ph.D., Director	113,297	(17)	*	0		*	*
All directors and executive officers as a group (13 persons)	6,681,957	(18)	27.96%	1,640,990	(18)	100%	32.59%

*
Less than 1%

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of capital stock.

(2)
As of August 22, 2003, 21,205,015 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable prior to October 21, 2003 as if such holder had exercised its options. Option shares held by other holders are not included in the percentage calculation with respect to any other holder.

(3)
As of August 22, 2003, 164,099 shares of Series B Preferred Stock, convertible into 1,640,990 shares of Common Stock, were issued and outstanding.

(4)
This information is based on a Schedule 13F filed with the SEC on July 9, 2003 by Benson Associates, LLC.

(5)
This information is based on a Schedule 13F filed with the SEC on February 14, 2003 by Conus Partners, Inc.

(6)
This number includes 272,925 shares held in trust of which Mr. Steele is a beneficial owner and 7,165 shares owned directly by Mr. Steele. This also includes 398,336 shares subject to outstanding stock options exercisable on or before October 21, 2003.

(7)
This number includes 246,412 shares subject to outstanding stock options exercisable on or before October 21, 2003.

(8)
This number includes 52,291 shares subject to outstanding stock options exercisable on or before October 21, 2003. Excludes 500,000 shares subject to outstanding Landec Ag, Inc. stock options exercisable on or before October 21, 2003.

(9)
This number includes 416,666 shares owned by Kathleen Tompkins, Mr. Tompkins' wife. This number also includes 1,125,000 shares subject to outstanding stock options exercisable on or before October 21, 2003. Excludes 2,000,000 shares subject to outstanding Apio, Inc. stock options exercisable on or before October 21, 2003.

(10)
This number includes 29,125 shares subject to outstanding stock options exercisable on or before October 21, 2003, owned by Stacia Skinner, Mr. Skinner's wife, and 4,448 shares owned by Mrs. Skinner. This number also includes 178,043 shares subject to outstanding stock options exercisable on or before October 21, 2003.

(11)
This number includes 106,520 shares subject to outstanding stock options exercisable on or before October 21, 2003.

(12)
This number includes 89,000 shares subject to outstanding stock options exercisable on or before October 21, 2003.

(13)
This number includes 60,000 shares subject to outstanding stock options exercisable on or before October 21, 2003.

(14)
This number includes 20,033 shares owned by OSCCO III, L.P. of which Mr. Halprin is a general partner. Includes 51,971 shares held in a trust of which Mr. Halprin is a beneficial owner. Also includes 70,000 shares subject to outstanding stock options exercisable on or before October 21, 2003. Mr. Halprin disclaims beneficial ownership in the shares owned by OSCCO III, L.P. except to the extent of his pecuniary interest therein.

(15)
This number includes 206,000 shares owned by Western General Corp., of which Mr. Jones is President and a director. This number also includes 526,492 shares owned by Seahawk Investment Trust of which Mr. Jones is a trustee. This also includes 40,000 shares subject to a stock option exercisable on or before October 21, 2003.

(16)
This number consists of 164,099 shares of Series B Preferred Stock owned by Seahawk Investment Trust of which Mr. Jones is a trustee, that are convertible into 1,640,990 shares of common stock.

(17)
This number includes 12,903 shares held in a trust of which Dr. Schneider is a beneficial owner and 40,394 shares owned directly by Dr. Schneider. This also includes 60,000 shares subject to outstanding stock options exercisable on or before October 21, 2003.

(18)
This number includes an aggregate of 2,694,722 shares held by officers and directors which are subject to outstanding stock options exercisable on or before October 21, 2003, 206,000 shares owned by Western General Corp (of which Mr. Jones is President and a director), 526,492 shares owned by Seahawk Investment Trust (of which Mr. Jones is a trustee), and 20,033 shares owned by OSCCO III, L.P., of which Mr. Halprin is a general partner. This number also includes 164,099 shares of Series B Preferred Stock owned by Seahawk Investment Trust (of which Mr. Jones is a trustee) that are convertible into 1,640,990 shares of Common Stock.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

        The Company's executive compensation policies are determined by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of three nonemployee directors.

        The objective of the Company's executive compensation program is to align executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term business success of the Company. The Company's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

  •
  The Company compensates for demonstrated and sustained performance.

  •
  The Company compensates competitively.

  •
  The Company strives for equity and fairness in the administration of compensation.

  •
  The Company believes that each employee should understand how his or her compensation is determined.

        The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

        The Committee meets at least twice annually. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the Chief Executive Officer ("CEO") regarding executive compensation projections for the next three years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. At a subsequent meeting of the full Board of Directors, the Committee presents for adoption its findings on the compensation of each individual executive.

Compensation of Executive Officers

        During the fiscal year ended October 27, 2002 and the seven month period ended May 25, 2003, the Company's executive compensation program was comprised of the following key components: base salary, annual bonus, and equity-based incentives.

  Base Salary.

        The Compensation Committee annually reviews the salaries of the Company's executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

  Annual Bonus.

        During fiscal year 2002, Mr. Taft, Mr. Crowley and Mr. Skinner earned bonuses of $204,800, $4,297 and $100,300 respectively. These bonuses reflect the executive officers' performance against pre-determined goals and objectives for fiscal year 2002. During the seven month period ended May 25, 2003, Mr. Taft earned a bonus of $15,000. This bonus reflects Mr. Taft's performance against pre-determined goals and objectives for the seven month period ended May 25, 2003.

  Equity-Based Incentives.

        Stock options are an important component of the total compensation of executives. The Company believes that stock options align the interests of each executive with those of the shareholders. They also provide executives a significant, long-term interest in the Company's success and help retain key executives in a competitive market for executive talent.

        The Company's 1996 Stock Option Plan authorizes the Committee to grant stock options to executives. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based on past performance of the executive and the relative holdings of other executives in the Company and at other companies in the comparable industry. The option grants generally utilize four-year vesting periods to encourage executives to continue contributing to the Company, and they expire ten years from the date of grant.

  Compensation of the Chief Executive Officer.

        The Company's CEO compensation plan includes the same elements and performance measures as the plans of the Company's other executive officers. The Compensation Committee evaluates the performance of the Company's CEO, sets his base compensation and determines bonuses and awards stock or option grants, if any.

        Mr. Steele's salary for the seven month period ended May 25, 2003 and for fiscal years 2002 and 2001 was $194,961, $332,625 and $324,231, respectively. He earned a bonus of $165,000 for fiscal year 2002 and received $60,000 in fiscal year 2002 in consideration for the cancellation of an option he held to purchase 200,000 shares of Common Stock of the Company. The 2002 earned bonus reflects Mr. Steele's performance against pre-determined goals and objectives for fiscal year 2002 as well as his role in the attainment of the Company's overall objectives.

  Deductibility of Executive Compensation.

        The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

        This Report is submitted by the Compensation Committee.

    Kirby L. Cramer
    Richard Dulude
    Richard S. Schneider, Ph.D.

        This report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal year 2002 and the seven month period ended May 25, 2003, Mr. Cramer, Mr. Dulude and Dr. Schneider served as members of the Compensation Committee. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of any entity.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the seven month period ended May 25, 2003 were in excess of $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for that period, as well as the compensation earned by each such individual for the Company's three preceding fiscal years.

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Options		All Other Compensation ($)
Gary T. Steele Chief Executive Officer, President and Chairman of the Board	2003 2002 2001 2000	194,961 332,625 324,231 304,648	0 165,000 0 120,000	50,000 0 240,000 40,000	(6)	0 60,000 0 0	(6)
David D. Taft Chief Operating Officer	2003 2002 2001 2000	166,211 260,157 249,692 238,077	15,000 204,800 0 48,200	150,000 0 53,738 0	(7)	0 0 0
Nicholas Tompkins President and Chief Executive Officer of Apio, Inc.(4)	2003 2002 2001 2000	120,000 229,695 200,000 189,053	0 0 0 0	0 150,000 125,000 2,850,000	(8)	0 0 0 0
Thomas Crowley President and Chief Executive Officer of Landec Ag, Inc.(5)	2003 2002 2001 2000	119,769 204,215 190,000 188,077	0 4,297 0 0	25,000 20,000 0 0		0 0 0 0
Gregory S. Skinner Chief Financial Officer & V.P. of Finance and Administration	2003 2002 2001 2000	108,635 182,281 155,654 126,221	0 100,300 0 55,000	25,000 50,000 50,000 85,000		0 0 0 0

(1)
The Company elected to change its fiscal year end from a fiscal year including 52 or 53 weeks that ends on the last Sunday in October to a fiscal year including 52 or 53 weeks that ends on the last Sunday in May, effective February 20, 2003. Accordingly, compensation information consists of the seven month period ended May 25, 2003, as well as the fiscal years ended October 27, 2002, October 28, 2001 and October 29, 2000.

(2)
Includes amounts deferred under the Company's 401(k) plan.

(3)
Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(4)
Apio, Inc. is a subsidiary of the Company.

(5)
Landec Ag, Inc. is a subsidiary of the Company.

(6)
In September 2001, Mr. Steele agreed to cancel an option to purchase 200,000 shares of the Company's Common Stock in exchange for $60,000, the value of which was determined by an independent appraisal, and paid by the Company in April 2002.

(7)
Consists of options to purchase 50,000 shares of the Company's Common Stock and options to purchase 100,000 shares of Apio, Inc. common stock.

(8)
Consists of options to purchase 850,000 shares of the Company's Common Stock and options to purchase 2,000,000 shares of Apio, Inc. common stock.

STOCK OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 27, 2002 AND IN
THE SEVEN MONTH PERIOD ENDED MAY 25, 2003

        The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended October 27, 2002 and in the seven month period ended May 25, 2003.

	Individual Grants
							Grant Date Value
	Number of Securities Underlying Options/SARs Granted(1)		% of Total Options/SARs Granted to Employees in Fiscal Year*
Name				Exercise or Base Price ($/Sh)		Expiration Date	Grant Date Present Value ($)(2)
For Fiscal Year Ended October 27, 2002
Gary T. Steele	0		0		n/a	n/a	0
David D. Taft	0		0		n/a	n/a	0
Gregory S. Skinner	50,000	(3)	11.61%		$3.80	5/7/2012	142,224
Thomas Crowley	20,000	(3)	4.64%		$3.80	5/7/2012	57,063
Nicholas Tompkins	150,000	(3)	34.82%		$3.18	12/10/2011	340,725
For Seven Month Period Ended May 25, 2003
Gary T. Steele	50,000	(3)	13.33%		$2.82	2/20/2013	101,385
David D. Taft	25,000 25,000	(3) (3)	13.33%	$ $	1.89 2.82	12/5/2012 2/20/2013	78,313
Gregory S. Skinner	25,000	(3)	6.67%		$1.89	12/5/2012	34,676
Thomas Crowley	25,000	(3)	6.67%		$1.89	12/5/2012	34,676
Nicholas Tompkins	0		0		n/a	n/a	0

*
Total number of shares subject to options granted by the Company to employees for the fiscal year ended October 27, 2002 was 430,739 shares and for the seven month period ended May 25, 2003 was 375,000 shares.

(1)
No stock appreciation rights were granted during the fiscal year ended October 27, 2002 or during the seven month period ended May 25, 2003.

(2)
The Company uses a Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the Named Executive Officers are based on a 5 year expected option life which reflects the Company's experience that its options, on average, are exercised within 5 years of grant. Other assumptions used for the valuations are: interest rate (risk-free rate of return) of 2.81%; annual dividend yield of 0%; and volatility of 80%. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

(3)
Granted pursuant to the 1996 Stock Option Plan. The shares subject to the option have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vest in 2.08% increments monthly commencing 30 days from the date of the grant, becoming fully vested on the fourth anniversary of the date of the grant.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR
ENDED OCTOBER 27, 2002 AND IN THE SEVEN MONTH
PERIOD ENDED MAY 25, 2003 AND FISCAL YEAR-END
2002 AND SEVEN MONTH PERIOD-END 2003 OPTION VALUES

        The following table sets forth information with respect to options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended October 27, 2002 and during the seven month period ending May 25, 2003, and with respect to unexercised options to purchase shares of Common Stock held by such officers as of October 27, 2002 and as of May 25, 2003.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-end (Exercisable/Unexercisable)(1)	Value of Unexercised In-The-Money Options at Fiscal Year-end (Exercisable/Unexercisable)
For Fiscal Year Ended October 27, 2002
Gary T. Steele	0	$0	375,755/406,418	$86,259/$0	(2)
David D. Taft	0	$0	208,391/25,522	$20,838/$24,725	(2)
Thomas Crowley	0	$0	43,540/41,460	$525/$24,725	(2)
Nicholas Tompkins	0	$0	1,125,000/0	$57,292/$5,209	(2)
Gregory S. Skinner	0	$0	157,405/87,595	$525/$24,725	(2)
For Seven Month Period Ended May 25, 2003
Gary T. Steele	0	$0	385,212/446,961	$91,486/$7,969	(3)
David D. Taft	0	$0	225,579/33,334	$34,085/19,230	(3)
Thomas Crowley	0	$0	47,604/37,396	$2,864/$24,636	(3)
Nicholas Tompkins	0	$0	1,125,000/0	$0/$0	(3)
Gregory S. Skinner	0	$0	167,041/77,959	$2,863/$24,637	(3)

(1)
No stock appreciation rights (SARs) were outstanding as of October 27, 2002 or May 25, 2003.

(2)
Based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on October 25, 2002 of $2.25 per share minus the exercise price of the in-the-money options.

(3)
Based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on May 23, 2003 of $2.99 per share minus the exercise price of the in-the-money options.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of May 25, 2003 about the shares of Common Stock that may be issued upon the exercise of options, warrants or rights under all of the Company's equity compensation plans, including the 1996 Stock Option Plan, the 1996 Non-Executive Stock Option Plan, the New Executive Stock Option Plan, the 1995 Directors' Stock Option Plan, the 1988 Stock Option Plan and the 1995 Employee Stock Purchase Plan (ESPP).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	2,527,451	$4.00	637,290	(1)
Equity Compensation Plans Not Approved by Shareholders	1,526,793	$5.46	898,948	(2)
TOTAL:	4,054,244		1,536,238

(1)
Represents shares remaining for issuance pursuant to the 1988 Stock Option Plan, the 1996 Stock Option Plan, the 1995 Directors' Stock Option Plan and the ESPP. The ESPP includes a feature pursuant to which the number of shares available increases automatically on the first day of each fiscal year by the lower of 225,000 shares or 1.5% of the outstanding shares on that date, or a lower number determined by the Board of Directors.

(2)
Represents shares to be issued pursuant to options that may be granted under the 1996 Non-Executive Stock Option Plan and the New Executive Stock Option Plan.

The 1996 Non-Executive Stock Option Plan

        The 1996 Non-Executive Stock Option Plan authorizes the grant of non-qualified stock options to employees, including officers, and outside consultants of the Company. The plan has not been approved by the Company's shareholders. The exercise price of the options will be equal to the fair market value of the Company's Common Stock on the date the options are granted. As amended in 1999, 1,500,000 shares are authorized to be issued under this plan. Options generally are exercisable upon vesting and generally vest ratably over four years.

The New Executive Stock Option Plan

        The New Executive Stock Option Plan authorizes the grant of non-statutory stock options to officers of the Company or officers of Apio or Landec Ag whose employment with each of those companies began after October 24, 2000. The plan has not been approved by the Company's shareholders. The exercise price of the non-statutory stock options may be no less than 100% and 85%, for named executives and non-named executives, respectively, of the fair market value of the Company's common stock on the date the options are granted. Options generally are exercisable upon vesting and generally vest ratably over four years. 210,000 shares are authorized to be issued under this plan.

Non-Plan Option Grant

        In November 1999, the Company's Board of Directors granted to the CEO of Apio a non-statutory stock option to purchase 790,000 shares of the Company's common stock in connection with the acquisition of Apio. This grant was not approved by the Company's shareholders. The exercise price of the grant was the fair market value of the Company's common stock on the date of grant. The option vested over two years.

AUDIT COMMITTEE REPORT

        This report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

        Composition.    The Audit Committee of the Board of Directors consists of the three directors whose signatures appear below and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence requirements of the NASD's listing standards currently in effect.

        Responsibilities.    The responsibilities of the Audit Committee include appointing an accounting firm to be engaged as the Company's independent auditors. Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes and the Company's internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules.

        Review with Management and Independent Auditors.    The Audit Committee held five meetings during the seven month period ended May 25, 2003. The Audit Committee met and held discussions with management and representatives of the Company's independent auditors, Ernst & Young LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee met with the Company's independent auditors, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, including the independent auditors' judgment as to the quality of the Company's accounting principles.

        In addition, the Company's independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent auditors their independence from management and the Company.

        Charter.    The Board has adopted a written charter for the Audit Committee and operated under that charter during the seven month period ended May 25, 2003. The Audit Committee has reviewed the relevant requirement under the Sarbanes-Oxley Act of 2002, the rules of the SEC and the proposed new listing standards of the NASD regarding audit committee policies. The Audit Committee intends to further amend its charter, if necessary, when the all of the rules and standards are finalized to reflect additional requirements or changes from the proposals.

        Summary.    Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the seven month period ended May 25, 2003, as filed with the Commission.

        This report is submitted by the Audit Committee.

    Stephen E. Halprin
    Richard Dulude
    Kenneth E. Jones

PERFORMANCE GRAPH

        The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the five preceding fiscal years, and the seven month period ended May 25, 2003, of the Company. The graph assumes that $100 was invested on October 31, 1997 in each of the Common Stock of the Company, the Standard & Poor's 500 Stock Index and the NASDAQ Industrial Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance. This graph will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

EMPLOYMENT CONTRACTS, CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

        On October 25, 2001, the Company sold 142,857 shares of Series B Preferred Stock (representing 1,428,570 shares of Common Stock on an as-converted basis) to the Seahawk Ranch Irrevocable Trust at a price of $35.00 per share for $5,000,000. During the seven month period ended May 25, 2003, the Company paid dividends totaling 6,248 shares of Series B Preferred Stock to the Seahawk Ranch Irrevocable Trust. Mr. Kenneth E. Jones is a trustee of the Seahawk Ranch Irrevocable Trust and a director of the Company.

        In connection with the acquisition of Apio, Inc. ("Apio"), the Company entered into an employment agreement with Mr. Nicholas Tompkins in 1999 for a term of five (5) years at an annual salary of $200,000. Under the terms of his employment agreement, Mr. Tompkins is employed as a Senior Vice President of the Company and Chief Executive Officer of Apio. Mr. Tompkins employment agreement also provides that in the case of his involuntary termination other than for cause or his resignation for good reason, he will continue to receive his salary through December 2004. Pursuant to the employment agreement, Mr. Tompkins was issued options to purchase up to 850,000 shares of common stock of the Company, and an option to purchase up to 2,000,000 shares of common stock of Apio. In addition, in connection with the acquisition of Apio, Mr. Tompkins was eligible to receive up to $10 million of earn-out payments if Apio exceeded certain earning targets in fiscal years 2000 and 2001. Of such amount, Mr. Tompkins earned $4.1 million in fiscal year 2000 and $579,000 in fiscal year 2001. As of the date of this filing, $3.8 million of the earn out has been paid with the remaining $850,000 to be paid in equal monthly installments in October 2003 through February 2004.

        Pursuant to the terms of farmer agreements entered into between Apio and the Nick Tompkins Ranch, Security Farms and Keystone Farms (the "Tompkins Farms"), Apio provides harvesting, packing, cooling and distributing services for produce planted and grown by the Tompkins Farms, and Apio purchases produce from these farms. The terms of the agreements are substantially the same as the terms offered by Apio to other growers. During fiscal year 2002 and the seven month period ended May 25, 2003, Apio's revenues derived from its services to the Tompkins Farms were approximately $3.5 million and $1.4 million, respectively, and Apio paid the Tompkins Farms an aggregate of approximately $6.9 million and $3.9 million in fiscal year 2002 and the seven month period ended May 25, 2003, respectively. Mr. Tompkins wholly-owns the Nick Tompkins Ranch and has a greater than ten percent (10%) ownership interest in each of Security Farms and Keystone Farms.

        Apio makes advances to its produce growers for planting, growing and harvesting costs associated with crops in the ordinary course of its business. In connection with the upfront planting, growing and harvesting costs associated with crops from the Nick Tompkins Ranch during fiscal year 2001, Apio advanced the Nick Tompkins Ranch approximately $475,000, evidenced by a note (the "2001 Note"). On December 31, 2001, the amount owed under the 2001 Note including approximately $20,000 in interest was offset by the earn-out payment of $579,000 owed to Mr. Tompkins in connection with the acquisition of Apio. Accordingly, the 2001 Note was canceled and Apio paid Mr. Tompkins the balance of approximately $84,000 in March 2002. In May 2002, Apio advanced to the Nick Tompkins Ranch approximately $1.1 million (the "Advance") for ground lease payments and crop financing expenses in order to maintain current levels of produce sourcing from the Nick Tompkins Ranch. The Advance accrued interest at Apio's interest rate per its Bank of America loan agreement. Approximately $400,000 of the Advance was repaid on June 30, 2002, and effective January 2, 2003 the remainder plus accrued interest totaling $751,000 was offset against the earn-out payment of $4.1 million owed to Mr. Tompkins. The advances made to the Nick Tompkins Ranch pursuant to the 2001 Note and the Advance were on substantially the same terms as those offered to other produce growers.

        On July 3, 2003, Apio entered into a Purchase Agreement (the "Purchase Agreement") with Apio Fresh, LLC, a California limited liability company ("Apio Fresh") and the Growers (as defined below)

to sell its domestic commodity vegetable business to Apio Fresh. Apio Fresh is owned and operated by a group of persons and entities that supply produce to Apio, including Mr. Tompkins (the "Growers"). Under the terms of the Purchase Agreement, Apio Fresh purchased equipment associated with the domestic commodity vegetable business for approximately $160,000, and a portion of Apio's existing carton inventory for approximately $250,000. In connection with the Purchase Agreement, Apio, Apio Fresh and the Growers entered into a supply agreement pursuant to which Apio Fresh and the Growers have agreed to supply produce to Apio for its value-added business and pay a per carton royalty for use of Apio's brand names.

        During fiscal year 2002 and the seven months ended May 25, 2003, Apio leased for approximately $1.1 million and $865,000, respectively, land that is either owned, controlled or leased by Nick Tompkins, and subleased that land to growers who deliver produce to Apio.

        During the seven month period ended May 25, 2003, Stacia Skinner, wife of Mr. Greg Skinner, the Company's Chief Financial Officer, was employed at the Company and received approximately $91,200 in compensation.

        The Company entered into an executive employment agreement with Mr. Gary Steele as of April 5, 2003, setting forth the terms of his employment. The executive employment agreement expires on December 31, 2005 unless renewed or extended by both parties, and provides that Mr. Steele shall be paid an annual base salary of $330,000 plus an annual incentive award based upon the attainment of pre-determined, mutually established goals. Upon Mr. Steele's death or disability, the Company shall pay Mr. Steele or his estate his salary and pro rata portion of his annual incentive award through the date of termination. The agreement further provides a one-year severance obligation by the Company and an acceleration of Mr. Steele's unvested stock options and restricted stock upon Mr. Steele's termination without cause or termination for good reason (any relocation of Mr. Steele's place of employment, reduction in salary, or material reduction of his duties or authority). In addition, the agreement provides that if Mr. Steele is terminated without cause or terminates employment for good reason within two (2) years following a "change of control," all of Mr. Steele's unvested stock options and shares of restricted stock shall immediately vest and become exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the seven month period ended May 25, 2003 all Section 16(a) filing requirements applicable to the Company's officers, directors and holders of more than ten percent of the Company's Common Stock were complied with.

OTHER MATTERS

        The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

        It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/ GEOFFREY P. LEONARD

                      GEOFFREY P. LEONARD
                      SECRETARY

LANDEC CORPORATION

1995 DIRECTORS' STOCK OPTION PLAN

        1.    Purposes of the Plan.    The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

        All options granted hereunder shall be "nonstatutory stock options".

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)   "Common Stock" shall mean the Common Stock of the Company.

          (d)   "Company" shall mean Landec Corporation, a California corporation.

          (e)   "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

          (f)    "Director" shall mean a member of the Board.

          (g)   "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i)    "Option" shall mean a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

          (j)    "Optioned Stock" shall mean the Common Stock subject to an Option.

          (k)   "Optionee" shall mean an Outside Director who receives an Option.

          (l)    "Outside Director" shall mean a Director who is not an Employee.

          (m)  "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (n)   "Plan" shall mean this 1995 Directors' Stock Option Plan.

          (o)   "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (p)   "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 800,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

        4.    Administration of and Grants of Options under the Plan.

          (a)    Administrator.    Except as otherwise required herein, the Plan shall be administered by the Board.

          (b)    Procedure for Grants.    All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

              (i)  No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

             (ii)  Each person who becomes an Outside Director after the effective date of the Plan, other than any person who has previously been granted an equivalent option by the Company to purchase shares under any stock option plan of the Company, shall be automatically granted an Option to purchase 20,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

            (iii)  Each Outside Director shall automatically be granted (i) with respect to the Annual Meeting of the Company's shareholders taking place in March 1997, an Option to purchase 5,000 Shares on the date of such meeting provided that, as of such date, such Outside Director shall have served on the Board for at least six (6) months, and (ii) with respect to all subsequent Annual Meetings of the Company's shareholders, an Option to purchase 10,000 Shares (a "Subsequent Option") on the date of each such Annual Meeting of the Company's shareholders immediately following which such Outside Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting.

            (iv)  Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

             (v)  Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

            (vi)  The terms of each First Option granted hereunder shall be as follows:

              (1)   the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

              (2)   the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option, determined in accordance with Section 8 hereof.

              (3)   the First Option shall be exercisable in full on the date of grant of the Option.

           (vii)  The terms of each Subsequent Option granted hereunder shall be as follows:

              (1)   the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

              (2)   the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option, determined in accordance with Section 8 hereof.

              (3)   the Subsequent Option shall be exercisable in full on the date of grant of the Subsequent Option.

          (c)    Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d)    Effect of Board's Decision.    All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

          (e)    Suspension or Termination of Option.    If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

        5.    Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

        The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

        6.    Term of Plan; Effective Date.    The Plan shall become effective on the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of fifteen (15) years unless sooner terminated under Section 13 of the Plan.

        7.    Term of Options.    The term of each Option shall be ten (10) years from the date of grant thereof.

        8.    Exercise Price and Consideration.

          (a)    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

          (b)    Fair Market Value.    The fair market value shall be determined by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") System) or, in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal. With respect to any Options granted hereunder concurrently with the initial effectiveness of the Plan, the fair market value shall be the Price to Public as set forth in the final prospectus relating to such initial public offering.

          (c)    Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

        9.    Exercise of Option.

          (a)    Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable prior to shareholder approval of the Plan in accordance with Section 17 hereof has been obtained.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)    Termination of Status as a Director.    If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)    Disability of Optionee.    Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)    Death of Optionee.    In the event of the death of an Optionee:

              (i)  During the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

             (ii)  Within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

        10.    Nontransferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

        11.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)    Adjustment.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the

  Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)    Corporate Transactions.    In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the Option prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or the right to exercise the Option (or receive a substitute option with comparable terms) as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

        12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

        13.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Section 4 of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          (b)    Effect of Amendment or Termination.    Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        14.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        15.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        16.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

        17.    Shareholder Approval.    Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company. Options may be granted, but not exercised, before such shareholder approval.

PROXY

2003 ANNUAL MEETING OF SHAREHOLDERS

      The undersigned shareholder of Landec Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 22, 2003, and hereby appoints Gary T. Steele and Gregory S. Skinner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Landec Corporation to be held on October 16, 2003, at 4:00 p.m. local time, at the Seaport Conference Center, 451 Seaport Blvd., Redwood City, California 94063, and at any adjournment or postponement thereof, and to vote all shares of Common Stock and Series B Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the amendment of the Bylaws of the Company to change the number of directors of the Company to not less than five (5) nor more than nine (9) with the exact number fixed at eight (8), (2) FOR the election of four (4) directors of the Company for the ensuing year, (3) FOR the approval of the amendment of the Company's 1995 Directors' Stock Option Plan to (a) extend the term of the Plan for an additional five years and (b) increase the number of shares authorized for issuance thereunder by 400,000 shares from 400,000 to 800,000, and (4) FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent accountants for the fiscal year ending on May 30, 2004.

/X/   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). The Board of Directors unanimously recommends a vote FOR all nominees for directors and proposals 1, 3 and 4.

1.  Amendment of Bylaws

FOR the amendment of the Bylaws of the Company to change the number of directors of the Company to not less than five (5) nor more than nine (9) and to fix the exact number of directors at eight (8)

/ /  FOR / /  AGAINST / /  ABSTAIN

2.  Election of Directors

FOR all Nominees: Gary T. Steele, Kirby L. Cramer, Richard Dulude, Nicholas Tompkins (*)

/ /  FOR / /  AGAINST / /  ABSTAIN

For all nominees except as noted:
(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)
(*) Mr. Tompkins' nomination as a Director is subject to the approval by the shareholders of Proposal 1 set forth herein.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

3.  Amendment of 1995 Directors' Stock Option Plan

FOR the approval of the amendment of the Company's 1995 Directors' Stock Option Plan to (a) extend the term of the Plan for an additional five years and (b) increase the number of shares authorized for issuance thereunder by 400,000 shares from 400,000 to 800,000, and

/ /  FOR / /  AGAINST / /  ABSTAIN

4.  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 30, 2004

/ /  FOR / /  AGAINST / /  ABSTAIN

and in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment hereof.

(Signature of Shareholder)
(Date)
(Signature of Shareholder)
(Date)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 16, 2003
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 TO APPROVE AN AMENDMENT TO THE BYLAWS OF THE COMPANY
PROPOSAL NO. 2 ELECTION OF DIRECTORS
PROPOSAL NO. 3 APPROVAL OF AMENDMENTS TO THE 1995 DIRECTORS' STOCK OPTION PLAN
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS OF THE COMPANY
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 27, 2002 AND IN THE SEVEN MONTH PERIOD ENDED MAY 25, 2003
AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED OCTOBER 27, 2002 AND IN THE SEVEN MONTH PERIOD ENDED MAY 25, 2003 AND FISCAL YEAR-END 2002 AND SEVEN MONTH PERIOD-END 2003 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
EMPLOYMENT CONTRACTS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
LANDEC CORPORATION 1995 DIRECTORS' STOCK OPTION PLAN